EastBridge
Investment Group

September 1, 2009

William Tien
Alpha Green Energy Limited

Ref: Closing Date for the Purchase of Fiber One Limited – Subsidiary of EastBridge

Dear Mr. Tien:

This letter delays the closing of the above transaction to December 31, 2009. Please sign below.

Norman P. Klein
Corporate Operations Officer/Corporate Financial Officer
EastBridge Investment Group Corporation

William Tien
President
Alpha Green Energy Limited

liability or warranty claims, or recalls by EastBridge's customer for a service provided by EastBridge; EastBridge's ability to recruit and retain skilled personnel; There can be unforeseen political, military, economic, social and legal upheavals in the countries EastBridge operates in.